UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Date of Report:  June 18, 2014

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 948-7520

Issuer's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

BAB, Inc. has appointed American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for the company’s common and preferred stock and as Rights Agent under the Company’s Preferred Stock Rights Agreement, effective as of June 18, 2014. Exhibit 99.1 to this Current Report on Form 8-K is Amendment No. 1 to the Company’s Rights Agreement. The Exhibit is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Amendment No. 1 Rights Agreement dated June 18, 2014 by and between BAB, Inc. and American Stock Transfer & Trust Company, LLC as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BAB, Inc.

Date: June 18, 2014	By:	/s/ Michael K. Murtaugh
Michael K. Murtaugh
General Counsel and Secretary